Exhibit 23.2

New York Office: 805 Third Avenue New York, NY 10022 212.838-5100 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-270129, File No. 333-146874, File No. 333-180393, File No. 333-190117, File No. 333-199095, File No. 333-202943, File No. 333-205136, File No. 333-211534, File No.333-220086, File No. 333-226940, File No. 333-231810, File No. 333-250124 and File No. 333-270129 on Forms S-8 and on File No. 333-227664 and File No. 333-239419 on Forms S-3 of Digital Ally, Inc. of our report dated May 2, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statement of Digital Ally, Inc. as of and for the year ended December 31, 2024, which report is included in this Annual Report on Form 10-K of Digital Ally, Inc. (now known as Kustom Entertainment, Inc.)

/s/ RBSM LLP

New York, NY

April 10, 2026

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